UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): December 29, 2008

ENSCO International Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8097	76-0232579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street
Suite 4300
Dallas, Texas 75201-3331
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (214) 397-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURE
INFORMATION INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                  Arrangements of Certain Officers
(e)

(1)	2009 Performance Measurement Criteria for Named Executive Officers under the ENSCO Cash Incentive Plan

The 2009 plan year Performance Measurement criteria under the ENSCO 2005 Cash Incentive Plan (“ECIP”), for the named executive officers of ENSCO International Incorporated (the “Company”), Messrs. Daniel W. Rabun, William S. Chadwick, Jr., James W. Swent III, Paul Mars and Phillip J. Saile, as well as certain other Company officers and members of senior management, were approved by the Company’s Nominating, Governance and Compensation Committee (the “Committee”) on December 29, 2008.

For the 2009 plan year, the Performance Measurement criteria consist of Earnings Per Share (“EPS”), Return on Net Assets Employed Before Interest and Taxes (“RONAEBIT”), Total Recordable Incident Rate (“TRIR”) and Strategic Team Goals (“STG”) and have the weighting and minimum, target and maximum thresholds as follows:
2009 ECIP PERFORMANCE MEASURES

Performance	Measure		Target	Maximum
Measures	Weighting	Minimum[1]	100%	200%
Financial
EPS	30%	$.40	$5.94	[2]
RONAEBIT[3]	30%	5%	19%	[2]
Safety
TRIR	10%	[4]	1.0	0.80
Strategic Team Goals
STG[5]	30%	0%	100%	200%
Total[6]	100%

(1)	The minimum threshold must be met before any credit is given for a Performance Measurement criterion. No performance bonus is payable in respect of failure to achieve the minimum threshold for a Performance Measurement criterion. Performance between the minimum and target thresholds shall be prorated to determine the amount payable. Performance between the target and maximum thresholds shall also be prorated to determine the amount payable.

(2)	To reflect fiscal year 2008 actual results.

(3)	RONAEBIT shall be calculated as Operating Income divided by Net Assets Employed. Net Assets Employed shall be calculated as average Total Assets less cash and cash equivalents, short-term investments and non-interest bearing liabilities except for accrued interest and ECIP obligation.

(4)	The 2009 minimum threshold for safety will be established utilizing the 2008 third quarter International Association of Drilling Contractors TRIR for offshore drillers.

(5)	The STG for all of the Company’s executive officers are as follows:

Operational Excellence (Weighting: 20%)

Enhance operational excellence by (1) uniformly complying with a consistent, fleet-wide Safety Management System, (2) systematically auditing operations to monitor results and foster continuous improvement and (3) maintaining a high level of operating efficiency in order to minimize downtime and enhance customer satisfaction.

Leadership and Strategic Issues (Weighting: 10%)

Strategically allocate assets to new customers in existing and new markets offering long term work opportunities.

Human Resources (Weighting: 20%)

Successfully attract, develop, motivate, and retain employees to ensure that Company goals and objectives are met in a cost-effective manner as measured by key performance indicators and competitive survey data.

Corporate Compliance Initiatives (Weighting: 10%)

Successfully implement and support all recommendations for enhancements to our corporate compliance initiatives as approved by the Audit Committee of the Board of Directors.

ENSCO 8500 Series® Project (Weighting: 20%)

Effectively execute all aspects of the Company’s deepwater semisubmersible fleet project, including rig construction, marketing and staffing.

Systems (Weighting: 10%)

Develop value-adding programs, processes and tools that (1) drive global standardization and consistency, (2) enhance organizational efficiency and effectiveness and (3) promote action, follow-up and continuous improvement.

Corporate Branding and Communications (Weighting: 10%)

Enhance communications, and raise the visibility of Ensco, with the investor community and all Ensco employees.

(6)	Pursuant to the ECIP, the Committee may consider achievement of certain individual goals that have been approved by the Committee for a potential upward or downward adjustment of the formula-derived bonus amount for any and all of the executive officers, which adjustment shall not exceed 25%. The overall impact of any and all such adjustments is expected to be net neutral and immaterial.
(2)	2009 Target Awards for Named Executive Officers under the ENSCO Cash Incentive Plan

Minimum threshold, target and maximum cash bonus awards are based on the executive officers’ current positions. These amounts are established by reference to the mid-point salary range for each position and are not directly affected by actual current or future salaries of each executive officer. In special circumstances, a discretionary award may be approved by the Committee. As described in the ECIP, the Committee’s authority to make discretionary awards primarily is intended to provide a means of redressing unanticipated inequities or to reward exemplary performance.

The projected target cash bonus award for the 2009 plan year for Messrs. Daniel W. Rabun, William S. Chadwick, Jr., James W. Swent III, Paul Mars and Phillip J. Saile is $620,000, $297,600, $205,500, $-0- and $205,500, respectively, and will be adjusted by application of actual achieved performance of the Performance Measurement criteria disclosed herein as shall be determined by the Committee in accordance with the provisions of the ECIP. Mr. Mars’ projected target bonus award is $-0- due to his retirement from the Company effective July 2, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date: December 30, 2008	By:	/s/ Cary A. Moomjian, Jr. Cary A. Moomjian, Jr.
Vice President, General Counsel and Secretary